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Exhibit 99.2

IAC/INTERACTIVECORP
P R O X Y

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF IAC/INTERACTIVECORP
IN CONNECTION WITH THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD [    ], 2005

The undersigned stockholder of IAC/InterActiveCorp, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated [    ], 2005 and hereby appoints each of Thomas J. McInerney, Gregory R. Blatt and Joanne Hawkins, proxy and attorney-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of IAC/InterActiveCorp to be held on July [    ], 2005, at [    ], local time, at [                    ], and at any adjournments or postponements thereof, and to vote all shares of Common Stock and/or Preferred Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OR POSTPONEMENT OF THE MEETING.

(See reverse side)

To change your address, please mark this box.  ☐

To include any comments, please mark this box.  ☐

IAC/INTERACTIVECORP P. O. BOX 11001 NEW YORK, N.Y. 10203-0001

IAC/INTERACTIVECORP
YOUR VOTE IS IMPORTANT
VOTE BY INTERNET / TELEPHONE
24 HOURS A DAY, 7 DAYS A WEEK

INTERNET		TELEPHONE		MAIL
	https://www.proxyvotenow.com/iac		1-866-386-4703
•	Go to the website address listed above.	•	Use any touch-tone telephone.	•	Mark, sign and date your proxy card.
•	Have your proxy card ready.	•	Have your proxy card ready.	•	Detach your proxy card.
•	Follow the simple instructions that appear on your computer screen.	•	Follow the simple recorded instructions.	•	Return your proxy card in the postage-paid envelope provided.

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card. If you have submitted your proxy by telephone or the internet there is no need for you to mail back your proxy.

1-866-368-4703
CALL TOLL-FREE TO VOTE

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)	☒ Votes must be indicated in Black or Blue ink.

IAC/INTERACTIVECORP'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4, 5, 6 and 7.

1.
Election of Directors

FOR all nominees listed below ☐	WITHHOLD AUTHORITY to vote for all nominees listed below ☐	*EXCEPTIONS ☐

Nominees: 01 Edgar Bronfman, Jr., 02 Barry Diller, 03 Victor A. Kaufman, 04 Donald R. Keough,* 05 Marie-Josée Kravis, 06 Bryan Lourd,* 07 Steven Rattner, 08 Gen. H. Norman Schwarzkopf,* 09 Alan G. Spoon, 10 Diane Von Furstenberg

*To be voted upon by the holders of Common Stock voting as a separate class. (INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and strike a line through that nominee's name.)

All nominees will serve a term of one year or until their respective successors shall have been duly elected and qualified.

2.
To approve amendments to the IAC certificate of incorporation that would effect the spin-off of Expedia, Inc.

FOR ☐	AGAINST ☐	ABSTAIN ☐
3.
To approve amendments to the IAC certificate of incorporation to effect a one-for-two reverse stock split of IAC's common stock and IAC's Class B common stock. (Note: IAC will only complete the one-for two reverse stock split if IAC completes the spin-off of Expedia.)

FOR ☐	AGAINST ☐	ABSTAIN ☐
4.
To approve the addition of new provisions to the IAC certificate of incorporation that would provide that no officer or director of IAC who is also an officer or director of Expedia following the spin-off will be liable to IAC or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to Expedia instead of IAC, or does not communicate information regarding a corporate opportunity to IAC because the officer or director has directed the corporate opportunity to Expedia. (Note: IAC will only adopt this provision if IAC completes the spin-off of Expedia.)

FOR ☐	AGAINST ☐	ABSTAIN ☐
5.
To approve an amendment to the IAC certificate of incorporation that would delete the provision regarding removal of directors so that the IAC by-laws would govern director removal procedures.

FOR ☐	AGAINST ☐	ABSTAIN ☐
6.
To approve the IAC/InterActiveCorp 2005 Stock and Annual Incentive Plan.

FOR ☐	AGAINST ☐	ABSTAIN ☐
7.
To ratify the appointment of Ernst & Young LLP as independent auditors of IAC for the 2005 fiscal year.

FOR ☐	AGAINST ☐	ABSTAIN ☐
8.
To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

SCAN LINE

Please sign exactly as name appears on Proxy.

Note: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer or partner, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date	Share Owner sign here	Co-Owner sign here

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IAC/INTERACTIVECORP P R O X Y THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF IAC/INTERACTIVECORP IN CONNECTION WITH THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD [ ], 2005
IAC/INTERACTIVECORP YOUR VOTE IS IMPORTANT VOTE BY INTERNET / TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK